UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 29, 2009

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Merger Agreement

On September 29, 2009, Cano Petroleum, Inc. (the “Company” or “Cano”) and Resaca Exploitation, Inc., a Texas corporation (“Resaca”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Resaca and Resaca Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Resaca (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Resaca.

Upon consummation of the merger, each share of common stock of the Company will be converted into the right to receive 2.100 shares of common stock of Resaca and each share of Series D Convertible Preferred Stock (“Preferred Stock”) of the Company will be converted into the right to receive one share of Series A Convertible Preferred Stock of Resaca.  Based on the closing price of Resaca common stock on September 28, 2009, the shares to be issued in respect of Company common stock would be valued at approximately $76.0 million.  The Merger is intended to qualify as a reorganization for federal income tax purposes.

Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (1) approval by the holders of the common stock and preferred stock of the Company, (2) approval of the holders of the common stock of Resaca, (3) the listing of Resaca common stock on the NYSE Amex, (4) the refinancing of existing bank debt of Resaca and the Company, (5) the receipt of required regulatory approvals and (6) the effectiveness of a registration statement relating to the shares of Resaca common stock to be issued in the Merger. The Merger Agreement contains certain termination rights for each of Cano and Resaca, including the right to terminate the Merger Agreement to enter into a Superior Proposal (as such term is defined in the Merger Agreement).  In the event of a termination of the Merger Agreement under certain specified circumstances described in the Merger Agreement, one party will be required to pay the other party a termination fee of $3,500,000.

The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.  The Merger Agreement contains representations and warranties made by the Company and Resaca.  These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement, and were not intended to be and should not be relied upon by stockholders of Cano or Resaca; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not necessarily reflected in the Merger Agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.

Stock Voting Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a Stock Voting Agreement dated as of September 29, 2009, with D.E. Shaw Laminar Portfolios, L.L.C. (“Shaw”), the holder of approximately 44% of the outstanding shares of the Company’s Preferred Stock.  The Stock Voting Agreement provides, among other things, that Shaw will vote all its shares of Company stock (a) in favor of an amendment to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company (the “Series D Amendment”), (b) in favor of adoption of the Merger Agreement, and (c) in accordance with the recommendation of the Board of Directors of the Company in connection with any Target Acquisition Proposal (as such term is defined in the Merger Agreement).  The Series D Amendment generally provides that the holders of Preferred Stock shall have no rights arising from the proposed Merger with Resaca (including any right to require the Company to redeem their shares of Preferred Stock) other than the right to receive the merger consideration specified in the Merger Agreement.  To be effective, the Series D Amendment must be approved by the holders of a majority of the shares of Preferred Stock, voting as a single class, and by the holders of a majority of the shares of the Company’s common stock, voting as a single class, and then filed by the Company with the Secretary of State of Delaware.

Shaw also agreed to deliver an irrevocable proxy to the Company and not to transfer any of its shares of Company stock during the term of the Stock Voting Agreement.  The Stock Voting Agreement will terminate on the earlier of (a) the effective time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, (c) any amendment, modification or supplement to the Merger Agreement or any waiver by any party thereto that is adverse to the interests of Shaw without the prior written consent of Shaw, and (d) the failure of Resaca to assume certain of the Company’s obligations with respect to the Preferred Stock.

The Stock Voting Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Stock Voting Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Stock Voting Agreement.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Resaca and Cano. In connection with the proposed transaction, Resaca and Cano plan to (a) file documents with the SEC, including the filing by Resaca of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, (b) publish an admission document for the purpose of admitting the issued common stock of the enlarged group to trading on the AIM Market of the London Stock Exchange (“AIM”) and (c) file with AIM and the SEC other necessary documents regarding the proposed transaction. Investors and security holders of Resaca and Cano are urged to carefully read the Joint Proxy Statement/Prospectus and AIM admission document (when available) and other documents filed with AIM and the SEC by Resaca and Cano because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC by contacting Resaca Investor Relations at (713) 753-1441 or Cano Investor Relations at (817) 698-0900. Investors and security holders may obtain free copies of the documents filed with the SEC and published in connection with the admission to AIM on Resaca’s website at www.resacaexploitation.com or Cano’s website at www.canopetro.com.  Information filed with the SEC will be available on the SEC’s website at www.sec.gov.  Resaca, Cano and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus and AIM admission document described above. Additional information regarding the directors and executive officers of Resaca is also included in Resaca’s website.  Additional information regarding the directors and executive officers of Cano is also included in Cano’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on December 3, 2008.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Resaca and Cano intend that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates or forecasts of reserves; estimates or forecasts of production; legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions contemplated by the Merger Agreement; the possibility that the expected synergies from the proposed Merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the Merger making it more difficult to maintain business and operational relationships; the possibility that the Merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); developments beyond the companies’ control, including but not limited to: changes in domestic or global economic conditions, competitive conditions; future commodity prices, exchange rates and interest rates; adverse weather conditions or natural disasters; international, political or military developments; drilling risks; product demand; transportation restrictions; the ability of Resaca or Cano to obtain additional capital; and other risks and uncertainties described in the Cano’s filings with the Securities and Exchange Commission. The historical results achieved by Resaca or Cano are not necessarily indicative of their future prospects. Neither Resaca nor Cano undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers.

Concurrently with the execution of the Merger Agreement, as a condition and inducement to Resaca’s willingness to enter into the Merger Agreement, the Company and Resaca entered into a Separation Agreement and Release (each a “Separation Agreement”, and together, the “ Separation Agreements”) with each of S. Jeffrey Johnson, Chairman and Chief Executive Officer of the Company, and Benjamin L. Daitch, Senior Vice President and Chief Financial Officer of the Company.

The Separation Agreements provide that on the Closing Date of the Merger Agreement (the “Separation Date”), Messrs. Johnson and Daitch will resign from their respective positions at the Company.  Mr. Johnson’s Separation Agreement provides that he will be paid (i) severance in the amount of $1,290,288 in cash if the Separation Date occurs on or before December 31, 2009 or $1,366,308 in cash if the Separation Date occurs on or after January 1, 2010 and (ii) the number of whole shares of Resaca common stock with a fair market value on the Separation Date of $645,144 if the Separation Date occurs on or before December 31, 2009 or $683,304 if the Separation Date occurs on or after January 1, 2010.  Mr. Daitch’s Separation Agreement provides that he will be paid (i) severance in the amount of $500,000 in cash if the Separation Date occurs on or before December 31, 2009 or $578,666 in cash if the Separation Date occurs on or after January 1, 2010 and (ii) the number of whole shares of Resaca common stock with a fair market value on the Separation Date of $249,999 if the Separation Date occurs on or before December 31, 2009 or $289,332 if the Separation Date occurs on or after January 1, 2010; provided, that, Mr. Daitch’s compensation is subject to certain limitations contained in his Separation Agreement.  Such payments will be made in one lump sum on the first business day following the date that is six months and one day following the Separation Date.  In addition to the payments set forth above, the Separation Agreements provide for continuation of health and welfare benefits for the first twelve months following the Separation Date.  The severance payments and medical benefits to be provided to Messrs. Johnson and Daitch under the Separation Agreements are in lieu of the severance payments and medical benefits they otherwise would have been entitled to receive under their respective employment agreements.  (Under their respective employment agreements, Messrs. Johnson and Daitch would have been entitled to receive their full severance payments in cash, rather than part cash and part stock, and would have been entitled to medical benefits for three years, rather than one year, following the Separation Date.)

In the Separation Agreements, Messrs. Johnson and Daitch have agreed to certain non-competition, non-disclosure, and non-disparagement covenants. They will continue to be entitled to indemnification provided by the Company. Further, Messrs. Johnson and Daitch release Cano, Resaca and their respective agents, employees, officers, directors, partners, members, attorneys, stockholders, plan fiduciaries, employee benefit committees, successors and assigns from any and all claims, demands, actions, causes of action, costs, attorney fees, and all liability whatsoever, known or unknown, fixed or contingent, which they have or may claim to have against any of the foregoing arising out of their employment or as a result of the termination of their employment with the Company.

The Separation Agreements for Messrs. Johnson and Daitch are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing description of the Separation Agreements does not purport to be complete and is qualified in its entirety by reference to the Separation Agreements.

Item 7.01               Regulation FD Disclosure.

On September 30, 2009, Cano and Resaca held a joint conference call for investors, analysts and others regarding the proposed Merger (the “Meeting”), which was accessible via the Internet and by conference call. At the Meeting, Cano and Resaca discussed certain financial and other information relating to the Merger, as well as other items, and also held a live question and answer session following such discussion. A copy of the conference call transcript is attached and furnished as Exhibit 99.1 to this Form 8-K report and is incorporated herein by reference. The furnishing of the transcript is not intended to constitute a representation that such furnishing is required by

Regulation FD or that the transcript includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor is it incorporated by reference into any filing of Cano under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Please note that the agreements included as exhibits to this Current Report on Form 8-K are included to provide information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement that have been made solely for the benefit of the other parties to the applicable agreement and may not describe the actual state of affairs as of the date they were made or at any other time.

2.1                                 Agreement and Plan of Merger, dated September 29, 2009 by and among Resaca Exploitation, Inc., Resaca Acquisition Sub, Inc. and Cano Petroleum, Inc.*

10.1                           Stock Voting Agreement, dated as of September 29, 2009 by and between Cano Petroleum, Inc. and D.E. Shaw Laminar Portfolios, L.L.C.

10.2                           Separation Agreement and Release, dated as of September 29, 2009 by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and S. Jeffrey Johnson.

10.3                           Separation Agreement and Release, dated as of September 29, 2009 by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and Benjamin L. Daitch.

99.1                           Transcript of the Conference Call hosted by Cano Petroleum, Inc. and Resaca Exploitation, Inc. on September 30, 2009.

*Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: October 1, 2009
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated September 29, 2009 by and among Resaca Exploitation, Inc., Resaca Acquisition Sub, Inc. and Cano Petroleum, Inc.*

10.1	Stock Voting Agreement, dated as of September 29, 2009 by and between Cano Petroleum, Inc. and D.E. Shaw Laminar Portfolios, L.L.C.

10.2	Separation Agreement and Release, dated as of September 29, 2009 by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and S. Jeffrey Johnson.

10.3	Separation Agreement and Release, dated as of September 29, 2009 by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and Benjamin L. Daitch.

99.1	Transcript of the Conference Call hosted by Cano Petroleum, Inc. and Resaca Exploitation, Inc. on September 30, 2009.

*Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.